Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-31820) pertaining to the HealthTronics, Inc. stock option plan;
2.	Registration Statement (Form S-8 No. 333-43412) pertaining to the HealthTronics Surgical Services, Inc. 2000 stock option plan;
3.	Registration Statement (Form S-8 No. 333-68292) pertaining to the HealthTronics Surgical Services, Inc. 2001 stock option plan;
4.	Registration Statement (Form S-8 No. 333-104403) pertaining to the HealthTronics Surgical Services, Inc. 2002 stock option plan;
5.	Registration Statement (Form S-8 No. 333-120430) pertaining to the Prime Medical Services, Inc. 2003 stock option plan and 1993 stock option plan;
6.	Registration Statement (Form S-8 No. 333-126301) pertaining to the HealthTronics, Inc. 2004 equity incentive plan;
7.	Registration Statement (Form S-8 No. 333-135100) pertaining to the HealthTronics, Inc. 2004 equity incentive plan;
8.	Registration Statement (Form S-8 No. 333-151497) pertaining to the HealthTronics, Inc. 2004 Equity incentive plan;
9.	Registration Statement (Form S-3 No. 333-106867) of HealthTronics, Inc.; and
10.	Registration Statement (Form S-3 No. 333-114221) of HealthTronics, Inc.

of our reports dated March 8, 2010, with respect to the consolidated financial statements of HealthTronics, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of HealthTronics, Inc. and subsidiaries, included in this Annual Report (Form 10-K) of HealthTronics, Inc. and subsidiaries for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Austin, Texas March 8, 2010